UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2024
___________________________________
MONDELĒZ INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
___________________________________

Virginia (State or other jurisdiction of incorporation)	1-16483 (Commission File Number)	52-2284372 (I.R.S. Employer Identification Number)
905 West Fulton Market, Suite 200, Chicago, IL 60607
(Address of principal executive offices, including zip code)
(847) 943-4000
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, no par value	MDLZ	The Nasdaq Global Select Market
1.625% Notes due 2027	MDLZ27	The Nasdaq Stock Market LLC
0.250% Notes due 2028	MDLZ28	The Nasdaq Stock Market LLC
0.750% Notes due 2033	MDLZ33	The Nasdaq Stock Market LLC
2.375% Notes due 2035	MDLZ35	The Nasdaq Stock Market LLC
4.500% Notes due 2035	MDLZ35A	The Nasdaq Stock Market LLC
1.375% Notes due 2041	MDLZ41	The Nasdaq Stock Market LLC
3.875% Notes due 2045	MDLZ45	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01. Regulation FD Disclosure.

Mondelēz International, Inc. and subsidiaries (collectively, “we,” “our” or “Mondelēz International”) are furnishing this current report to provide supplemental non-GAAP financial information related to the retrospective impact of (1) our sales of JDE Peet’s (“JDEP”) shares during the quarter ended September 30, 2023, and (2) the sale of our developed market gum business on October 1, 2023.

Due to our reporting of JDEP’s results on a one-quarter lag basis, the impact of the sale of JDEP shares will affect our non-GAAP financial results beginning with the fourth quarter ended December 31, 2023. Consistent with our definitions of our non-GAAP financial measures, we will reflect this partial sale of our equity method investment in JDEP and the sale of our developed market gum business as divestitures. These changes will result in the recasting of our historical non-GAAP financial results and provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results and provide additional insight and transparency on how we evaluate our business.

Change to our Historical Non-GAAP Financial Results in Connection with our Sales of JDEP Shares

As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, on March 30, 2023, we issued options to sell shares of JDEP in tranches equivalent to approximately 7.7 million shares. These options were exercisable at their maturities which were between July 3, 2023 and September 29, 2023, with strike prices ranging from €26.10 to €28.71 per share. During the three months ended September 30, 2023, options were exercised on 2.2 million shares, which reduced our ownership by 0.4 percentage point, from 18.1% to 17.7% of the total outstanding shares. We received cash proceeds of €57 million ($62 million) and recorded a loss of €3 million ($4 million) for these sales during the three months ended September 30, 2023. We continue to have board representation with two directors on JDEP's Board of Directors and have retained certain additional governance rights. As we continue to have significant influence, we continue to account for our investment in JDEP under the equity method.

We consider the 0.4 percentage point ownership reduction resulting from this sale of shares a partial sale of our equity method investment in JDEP. Consistent with our non-GAAP financial measures definitions, we consider this sale to be a divestiture. Due to our reporting of JDEP’s results on a one-quarter lag basis, the impact of the sale of these shares will affect our non-GAAP financial results beginning with the fourth quarter ended December 31, 2023. As such, we have removed the equity method investment net earnings results related to this partial sale of our equity method investment in JDEP from our non-GAAP financial results for Adjusted EPS for all historical periods presented. Our U.S. GAAP results, which include our historical equity method investment net earnings from JDEP, will not change from the prior presentation.

Change to our Historical Non-GAAP Financial Results in Connection with our Sale of our developed market gum business

As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, on October 1, 2023 we completed the sale of our developed market gum business in the United States, Canada, and Europe to Perfetti Van Melle Group, excluding the Portugal business which we retained pending regulatory approval. After obtaining regulatory approval, we completed the sale of the Portugal business to Perfetti Van Melle Group on October 23, 2023. We received net cash proceeds of $1.4 billion, subject to certain closing adjustments, that can be utilized for general corporate purposes, including the support of our commercial paper program. Consistent with the definitions of our non-GAAP financial measures, we consider this transaction to be a divestiture and we removed the results of this operation from our non-GAAP financial results for Organic Net Revenue, Adjusted Gross Profit, Adjusted Operating Income and Adjusted EPS for all historical periods presented. Our U.S. GAAP results, which include the results of this divested operation through the sale closing dates noted above, did not change from what was previously reported.

Recast Amounts Reflecting Changes in Historical Non-GAAP Results

See the summary chart below and Exhibit 99.1 for the unaudited GAAP and recast non-GAAP financial information for the first three quarters and nine months of 2023, all quarters of 2022 and 2021, and the years ended December 31, 2022, and 2021. This supplemental disclosure does not amend any disclosure contained in any of our prior filings with the Securities and Exchange Commission.

Mondelēz International, Inc. and Subsidiaries
Recast Amounts Reflecting Change Due to Divestiture
(in millions of U.S. dollars, except per share data)
(Unaudited)

	2021	2022	2023	2021				2022				2023
	FY	FY	Sep YTD	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Reported (GAAP)
Net Revenues	$28,720	$31,496	$26,702	$7,238	$6,642	$7,182	$7,658	$7,764	$7,274	$7,763	$8,695	$9,166	$8,507	$9,029
Gross Profit	11,254	11,312	10,294	2,966	2,631	2,824	2,833	2,983	2,641	2,613	3,075	3,446	3,354	3,494
Operating Income	4,653	3,534	4,309	1,283	872	1,294	1,204	1,094	927	679	834	1,505	1,425	1,379
Equity method investment net earnings	393	385	116	78	107	105	103	117	98	85	85	35	71	10
Provision for income taxes	1,190	865	1280	212	398	342	238	210	201	184	270	658	268	354
Net earnings attributable to Mondelēz International	4,300	2717	4009	961	1,078	1,258	1,003	855	747	532	583	2081	944	984
Diluted EPS attributable to Mondelēz International	$3.04	$1.96	$2.92	$0.68	$0.76	$0.89	$0.71	$0.61	$0.54	$0.39	$0.42	$1.52	$0.69	$0.72
Adjusted (Non-GAAP) - As Recast
Net Revenues	$28,187	$30,998	$26,219	$7,133	$6,502	$7,035	$7,517	$7,652	$7,131	$7,650	$8,565	$9,019	$8,350	$8,850
Gross Profit	10,873	11,546	9,801	2,823	2,588	2,688	2,774	2,957	2,689	2,842	3,058	3,315	3,104	3,382
Operating Income	4,653	4,885	4,231	1,275	1,043	1,200	1,135	1,351	1,058	1,219	1,257	1,524	1,269	1,438
Equity method investment net earnings	269	227	170	77	68	57	67	69	54	53	51	56	66	48
Provision for income taxes	938	1,000	1,001	241	220	265	212	306	201	206	287	332	293	376
Net earnings attributable to Mondelēz International	3,821	3,866	3,221	1,071	877	942	931	1,107	864	959	936	1,179	981	1,061
Diluted EPS attributable to Mondelēz International	$2.70	$2.79	$2.35	$0.75	$0.62	$0.67	$0.66	$0.79	$0.62	$0.70	$0.68	$0.86	$0.72	$0.77

Financial Schedules

Exhibit 99.1 to this Form 8-K contains financial schedules that provide the reconciliations for our recast non-GAAP financial results for Organic Net Revenue, Adjusted Gross Profit and Adjusted Operating Income, due to the sale of our developed market gum business, and for Adjusted EPS, due to the above mentioned business transaction as well as the partial sale of our equity method investment in JDEP, for first three quarters and nine months of 2023, all quarters of 2022 and 2021, and the years ended December 31, 2022, and 2021.

•Schedule 1 provides reconciliations of the differences between reported Net Revenues (GAAP) and the recast Organic Net Revenue (non-GAAP) measures.

•Schedule 2 provides reconciliations of the differences between reported Gross Profit and Operating Income (GAAP) and the recast Adjusted Gross Profit and Adjusted Operating Income (non-GAAP) measures.

•Schedule 3 provides reconciliations of the differences between reported Operating Income (GAAP) and the recast Adjusted Operating Income (non-GAAP) by reportable segment.

•Schedule 4 provides reconciliations of the differences between reported (GAAP) financial measures for Operating Income to Net Earnings Attributable to Mondelēz International and the recast Adjusted (non-GAAP) financial measures for these items. Equity method investment net earnings and provision for income taxes are components used to calculate net earnings and diluted earnings per share attributable to Mondelēz International.

•Schedule 5 provides reconciliations between reported Diluted EPS attributable to Mondelēz International (GAAP) and the recast Adjusted EPS (non-GAAP) for comparative periods.

Non-GAAP Financial Measures

We use non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results, and provide additional insight and transparency on how we evaluate our business. For additional information regarding our non-GAAP financial measures, see Exhibit 99.2.

This information, including Exhibits 99.1 and 99.2, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and it will not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Financial schedules – Unaudited GAAP and Non-GAAP Financial Information.
99.2	Non-GAAP Financial Measures - Additional Information
104	The cover page from Mondelēz International, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Luca Zaramella
Name:	Luca Zaramella
Title:	Executive Vice President and Chief Financial Officer
Date: January 30, 2024

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